IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

x
:
In re	:	Chapter 11
:
WASHINGTON MUTUAL, INC., et al.,1	:	Case No. 08-12229 (MFW)
:
	:	(Jointly Administered)
Debtors.	:
:
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NANTAHALA CAPITAL PARTNERS, LP	:
et al., individually and on behalf of all	:
holders of Litigation Tracking Warrants	:	Adv. Pro. No. 10-50911 (MFW)
originally issued by Dime Bancorp,	:
Plaintiffs,	:
:
v	:
	:	Re: Docket Nos. 9389, 9610, 9649;
WASHINGTON MUTUAL, INC. et al.,	:	Adv. Docket Nos. 314, 339, 344
Defendants.	:
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NOTICE OF FINAL EFFECTIVE DATE OF LTW SETTLEMENT

PLEASE TAKE NOTICE that, in accordance with that certain Order Pursuant to Section 105(a) of the Bankruptcy Code, Bankruptcy Rules 7023 and 9019, and Federal Rule of Civil Procedure 23(e), Approving Stipulation and Agreement Between the Debtors and Class Representatives of the LTW Holders, dated February 11, 2012 (the “Order”)2 [D.I. 9649], and CAFA, (a) Government Parties were permitted to interpose an objection to the Stipulation with the Debtors on or prior to April 16, 2012, and (b) in the event that no objection is interposed by a Government Party by such date, April 16, 2012 shall be deemed the “Final Effective Date”.

PLEASE TAKE FURTHER NOTICE that no Government Party interposed an objection to the Stipulation on or prior to April 16, 2012.

PLEASE TAKE FURTHER NOTICE that, in accordance with the terms and provisions of the Order and the Stipulation, distributions on account of the Allowed LTW Claims have been made as of the date hereof.

1 The Debtors in these chapter 11 cases along with the last four digits of each Debtor’s federal tax identification number are: (i) Washington Mutual, Inc. (3725); and (ii) WMI Investment Corp. (5395).  The principal offices of WMI Liquidating Trust are located at 1201 Third Avenue, Suite 3000, Seattle, Washington 98101.

2 Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Order.

Dated:	April 17, 2012
Wilmington, Delaware

/s/ Julie A. Finocchiaro

Mark D. Collins (No. 2981)
Michael J. Merchant (No. 3854)
Julie A. Finocchiaro (No. 5303)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, DE 19801
Telephone:  (302) 651-7700
Facsimile:  (302) 651-7701

– and –
Brian S. Rosen, Esq. WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007 Attorneys for WMI Liquidating Trust

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